As filed with the Securities and Exchange Commission on February 26, 1997

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                              HRE Properties, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Maryland                              6798                       04-2458042*
  (State or Other Jurisdiction          (Primary Standard Industrial        (I.R.S. Employer
of Incorporation or Organization)       Classification Code Number)     Identification Number)

                               321 Railroad Avenue
                          Greenwich, Connecticut 06830
                                  203-863-8200
(Address,  including zip code,  and telephone  number,  including  area code, of registrant's principal executive offices)

                               ------------------

                               Charles J. Urstadt
                      Chairman and Chief Executive Officer
                              HRE Properties, Inc.
                               321 Railroad Avenue
                          Greenwich, Connecticut 06830
                                  203-863-8200

(Name,  address,  including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                 With copies to:

                              Thomas J. Drago, Esq.
                                Coudert Brothers
                           1114 Avenue of the Americas
                             New York, NY 10036-7703

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following and list the Securities Act registration statement number of the earlier registration statement for the same offering. |X| 333-19113-01

                               ------------------

* I.R.S. Employer Identification Number of HRE Properties, the predecessor to the registrant prior to the Reorganization described in Registration Statement No. 333-19113-01

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Each Class of     Amount to be Registered     Proposed Maximum            Proposed Maximum           Amount of Registration
Securities to be                                       Offering Price Per Share    Aggregate Offering Price   Fee
Registered
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par          5,346,081 shares (1)                (1)                        (1)                        (1)
value $.01 per share
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par          25,000 shares                    $17.56(2)                 $439,000(2)                  $151.38
value $.01 per share
====================================================================================================================================


(1)      Previously  registered under Registration  Statement No.  333-19113-01.
         Registration   fee  of  $32,952.14   previously   paid  in  conjunction
         therewith.

(2) Based upon the average of the high and low sales prices for shares of beneficial interest of HRE Properties, a Massachusetts business trust, as reported on the New York Stock Exchange on February 24, 1997 ($17.56) and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

         This Registration Statement covers an additional 25,000 shares of Common Stock offered in the same offering as shares previously registered on Registration Statement No. 333-19113-01. HRE Properties, Inc., a Maryland corporation, hereby incorporates by reference the information contained in its Registration Statement No. 333-19113-01, as amended, except for the facing page information contained herein.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on February 26, 1997.

                                              HRE PROPERTIES, INC.


                                              By:   /s/ Charles J. Urstadt
                                                    ----------------------------
                                                    Charles J. Urstadt,
                                                    Chairman of the Board
                                                    and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Charles J. Urstadt                                        February 26, 1997
--------------------------------------
Charles J. Urstadt
Chairman of the Board and
Chief Executive Officer


 /s/ James R. Moore                                            February 26, 1997
--------------------------------------
James R. Moore
Executive Vice President - Chief
Financial Officer


/s/ E. Virgil Conway                                           February 26, 1997
--------------------------------------
E. Virgil Conway
Director


/s/ Robert R. Douglass                                         February 26, 1997
--------------------------------------
Robert R. Douglass
Director


/s/ Peter Herrick
---------------------------------------                        February 26, 1997
Peter Herrick
Director


/s/ George H.C. Lawrence                                       February 26, 1997
--------------------------------------
George H.C. Lawrence
Director


/s/ Paul D. Paganucci                                          February 26, 1997
--------------------------------------
Paul D. Paganucci
Director


/s/ James O. York                                              February 26, 1997
---------------------------------------
James O. York
Director

                                INDEX TO EXHIBITS


Exhibits.


5.1         Form of opinion of Miles & Stockbridge,  a professional corporation,          Filed Herewith
            as to legality of shares of Common  Stock,  par value $.01 each,  of the Corporation and certain related matters (including consent).

8.1         Form of opinion  of  Coudert  Brothers  as to  certain  tax  matters          Filed Herewith
            (including consent).

23.1        Consent of Arthur Andersen LLP.                                               Filed Herewith

23.2        Consents of Miles &  Stockbridge,  a professional  corporation,  and          Filed Herewith
            Coudert Brothers (included in Exhibits 5.1 and 8.1, respectively).
